CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB (the "Report") of American Enterprise Development Corporation. (the "Company") for the quarter ended June 30, 2007, Carey Kent Williams, the Chief Executive Officer and the Chief Accounting Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned's knowledge and belief:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 20, 2007	/s/ Carey Kent Williams
Carey Kent Williams, Chief Executive Officer and Chief Accounting Officer

[A signed original of the written statement required by Section 906 has been provided to American Enterprise Development and will be retained by Mr. Williams and the Company and furnished to the Securities and Exchange Commission or its staff upon request.]